UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2017

HYPERDYNAMICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(Address of principal executive offices,
including Zip Code)

(713) 353-9400

(Registrant’s telephone number,
including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                               ☐

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains express or implied forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “future,” “believes,” “estimates,” “predicts,” “pro-forma,” “potential,” “attempt,” “develop,” “continue” or the negative of these terms or other comparable terminology.

These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. These factors include, without limitation, our ability to raise additional funding as required to execute our exploration and development program, our dependence on a single exploration asset, our lack of proved reserves, our lack of operating revenue, dependence on joint development partners, the high operating risks of developing oil and gas resources, weather conditions and natural disasters, political conditions in the regions in which we operate or propose to operate, fluctuations in prices of oil and natural gas, the threats of terrorism, and general economic conditions.

You should read this Report and the documents that we reference in this Report and have filed with the Securities and Exchange Commission (the “SEC”) as exhibits hereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. The forward-looking statements in this Report represent our views as of the date of this Report.

We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Report.  Investors should carefully review the risk factors disclosures and other information, including our financial statements and the notes thereto, set forth in the reports and other documents we file with the SEC and available at www.sec.gov.

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 6, 2017, Hyperdynamics Corporation’s (the “Company”) wholly owned subsidiary, SCS Corporation Ltd. (“SCS”), entered into a Termination, Settlement and Release Agreement (“Settlement and Release”) with South Atlantic Petroleum Limited (“SAPETRO”) with respect to the remaining outstanding liabilities under their Joint Operating Agreement (the “JOA”) and the Production Sharing Contract with the Republic of Guinea (the “PSC”), following SAPETRO’s withdrawal from the JOA.  Under the terms of the Settlement and Release, SCS released all claims against SAPETRO under the JOA and the PSC in return for a cash payment of $4,923,931.54, which represents SAPETRO’s unpaid 50% share of estimated remaining expenses relating to the PSC and the JOA through SAPETRO’s withdrawal.  SCS and SAPETRO agreed to continue to take all steps to implement SAPETRO’s withdrawal as soon as reasonably practicable and to execute and deliver all necessary instruments and documents to assign SAPETRO’s 50% participating interest in the PSC to SCS in accordance with the JOA.

Item 1.02                                           Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated herein by reference.  Upon SCS’s receipt of the payment referred to in Item 1.01 above, the JOA terminated.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

10.1	Termination, Settlement and Release Agreement dated October 6, 2017, between SCS Corporation Ltd. and South Atlantic Petroleum Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: October 13, 2017	By:	/s/ Ray Leonard
	Name:	Ray Leonard
	Title:	Chief Executive Officer